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                                                          KOLHAGEN/EXHIBIT 10(i)

                     EMPLOYMENT SEVERANCE COMPENSATION AGREEMENT

I.  INTRODUCTION

    Both Pinnacle Financial Services, Inc. ("Pinnacle") and Pinnacle Bank, a Michigan banking corporation, formerly The Peoples State Bank of St. Joseph ("the Bank") consider the maintenance of a vital management group to be essential to protecting and enhancing the best interests of those Companies and their shareholders. Pinnacle and the Bank recognize that, as is the case with many publicly-held corporations, there is always the possibility of a change in control, and further, that the uncertainty and questions which arise as a result of that possibility may result in the departure of key management personnel, to the detriment of the Companies and their shareholders.

    Accordingly, the Board of Directors for Pinnacle and the Bank have determined that appropriate steps should be taken to protect its Vice President and Treasurer, Mr. David W. Kolhagen ("Executive"), in the event his employment is terminated due to a change in control of either Pinnacle or the Bank.

    Pinnacle, the Bank and Mr. Kolhagen previously entered into this Employment Severance Compensation Agreement on April 18, 1995. The Employment Severance Compensation Agreement is amended and restated by the parties as hereafter provided.

II. OPERATION OF AGREEMENT

    A. EFFECTIVE DATE. This Agreement will be effective and binding immediately upon its execution by the parties hereto, but will operate as an employment contract only during the "Term of Employment" as described below.

    B. TERM OF EMPLOYMENT. The "Term of Employment" is the period beginning on the date of a "Change of Control" and ending on the earliest of:

         1. Retirement at age 65, or any earlier age of retirement elected by Executive under any of the Company's retirement plans.

         2.   Executive's death.

         3. Executive's termination of employment as a result of disability as defined in a disability plan or policy of disability insurance maintained by the Company and under which Executive is eligible for payments as a result of his disability.

         4. The date on which all rights and obligations of the parties hereto have been satisfied in accordance with the terms of this Agreement.

         5. Executive's termination of employment for cause, as defined in paragraph C of Article V.

         The expiration of the Term of Employment will not relieve the Company of the obligation to provide Executive, in accordance with the terms hereof, the payments, benefits and coverage to which he has become entitled under this Agreement.


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    C.   COMPANY.  "The Company" means both Pinnacle Financial Services,
         Inc., and Pinnacle Bank, a Michigan banking corporation, formerly named The Peoples State Bank of St. Joseph, collectively and individually.

    D. CHANGE OF CONTROL. "Change of Control" means any of the following:

         1. The Company sells substantially all of its assets to a single purchaser or to a group of associated purchasers;

         2. At least one-half of the outstanding corporate shares of the Company are sold, exchanged, or otherwise disposed of, in one transaction;

         3. The Company elects to terminate its business or liquidate its assets; or

         4. There is a merger or consolidation of the Company in a transaction in which the Company's shareholders receive less than 50% of the outstanding voting shares of the new or continuing corporation.

III.     EMPLOYMENT

    A. EMPLOYMENT OF EXECUTIVE. The Company agrees to employ Executive throughout the Term of Employment as Vice President and Treasurer of the Company without reducing Executive's authority or status and without imposing on Executive travel requirements not customary to the industry or other duties substantially more onerous than those to which he was subject immediately prior to the Change of Control. The Company agrees to provide Executive with an office and executive secretarial support similar to those provided immediately before the Change of Control and further agrees that Executive's situs of employment will be in St. Joseph, Michigan, or any other location mutually agreed upon by Executive and the Company.

    B. DUTIES. Executive agrees, subject to paragraph C of Article V below, to remain in the Company's employ during the Term of Employment, as described in paragraph A of this Article III.

              Excluding periods of vacation and sick leave, Executive agrees to devote reasonable attention and time during normal business hours to the business and affairs of the Company to the extent necessary to discharge responsibilities assigned to Executive hereunder and to use reasonable efforts to perform such responsibilities faithfully and efficiently. No greater time, attention or effort to discharge responsibilities shall be required of Executive than is reasonable and customary to the industry. Executive may:

         1. Serve on corporate, civic and charitable boards or committees, and

         2. Deliver lectures, fulfill speaking engagements and teach at educational institutions,

         so long as such activities do not significantly interfere with the performance of Executive's responsibilities. To the extent that any such activities have been

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         conducted by Executive prior to the Change of Control, such prior conduct, and any subsequent conduct similar in nature and scope, shall not be deemed to interfere with the performance of Executive's responsibilities.

    C. SUBSIDIARIES. For purposes of this Agreement, employment by a subsidiary of the Company will be deemed to be employment by the Company, and the Company may cause its obligations hereunder to be discharged through such a subsidiary, provided that the Company will remain liable for the discharge of all such obligations and that the rights, benefits, authority and status of the Executive are in no way diminished thereby. A subsidiary is any corporation more than 50% of the voting stock of which is owned by the Company or another subsidiary of the Company.

IV. COMPENSATION

    A. EXECUTIVE'S COMPENSATION. The Company will pay as annual salary to Executive for his services as an employee during the Term of Employment a base annual salary at a rate equal to or greater than the rate of base salary in effect for Executive immediately prior to the Change of Control.

    B. BENEFITS. In addition, for his service as an employee during the Term of Employment, Executive will:

         1. Participate fully in the Company's stock option plan (and/or any successor plan);

         2. Participate fully in all pension, profit sharing and similar benefit plans of the Company;

         3. Participate fully, together with his dependents and beneficiaries, in all life insurance plans, accident and health plans and other welfare plans, maintained or sponsored by the Company immediately prior to the Change of Control, or receive substantially equivalent coverage (or the full value thereof in cash) from the Company; and

         4. Participate fully in any additional benefit plans offered by the Company to executives before or after the Change of Control.

    C. REASONABLE COMPENSATION. Amounts payable under this Article IV for services rendered by Executive during his employment constitute reasonable compensation for such services as provided for under section 280G(b)(4) of the Code. This paragraph C of
         Article IV does not apply to amounts payable under Article V.

V.  TERMINATION OF EMPLOYMENT

    A. SEVERANCE COMPENSATION. In the event Executive's employment is terminated by the Company during the Term of Employment for any reason other than "Cause" (as defined in paragraph E below) the Company will pay Executive:


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         1.   An amount equal to two times the sum of his annual base
              salary at the rate in effect at his date of termination, plus an amount equal to two times the highest bonus paid to him in any one year during the most recent five year period.

         2. Maintain in full force and effect all life, health (medical and dental), accidental death, and dismemberment and disability insurance in effect on the date of termination, for a period of two years after the date of termination or until Executive receives equivalent benefits from any new employer. In Executive's sole discretion, at the end of that extended coverage period, the Company shall assign to him any assignable insurance policy owned by the Company which related to Executive, at no cost to him and with no appointment of any prepaid premiums.

         3. In the event Executive becomes self-employed after his termination, the Company will pay his reasonable business travel expenses incurred in that endeavor for a period of two years after the date of termination, up to the amount budgeted by the Company for his travel expenses in the year in which the date of termination occurs.

         4. Continue to provide Executive with the executive car benefits available to him as of the date of termination, for a period of two years after the date of termination.

         5. Continue to provide Executive with benefits of any financial counseling program available to him through the Company as of the date of his termination, for a period of two years after his date of termination.

         6. Pay all the reasonable costs of any outplacement service utilized by Executive until he becomes employed on a full-time basis.

    B.   COMPANY BREACH.

         1. Upon the occurrence of any breach by the Company of this Agreement within the meaning of subparagraph 2, below, Executive may give the Company written notice of his intention to resign effective the 30th day following the date of such notice. If the Company does not fully remedy such breach within 15 days of the date of such notice, Executive's resignation will become effective on such 30th day. If the Executive resigns in accordance with this paragraph during the Term of Employment, his employment will be deemed to have been terminated by the Company for reasons other than Cause (and he will be deemed to have offered to continue to provide services to the Company), and he will be entitled to all the payments and rights and benefits described in paragraph A of this Article V; provided that such payments and rights and benefits will in no event be less than they would have been had such termination taken place on the date that the Company first breached this Agreement.


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         2.   The following events are breaches by the Company of this
              Agreement within the meaning of this paragraph B of Article
              V:

              (a) any reduction of, or failure to pay, Executive's salary as described in paragraph A of Article IV;

              (b) any failure to provide the benefits required by paragraph B of Article IV or to make any payment which might be due in accordance with paragraph C of Article IV;

              (c) assignment to Executive of any duties inconsistent in any respect with his position (including status, offices and titles), authority, duties or responsibilities as contemplated by paragraph A of
                   Article III, and as is further inconsistent with those customary to the industry, or any other action by the Company which results in a diminution of such position, authority, duties or responsibilities as not customary to the industry;

              (d) failure after a Change of Control to comply with and satisfy Article IX;

              (e) relocation of the Company's principal executive offices, or any event that causes Executive to have his principal place of work changed, to any location outside the St. Joseph, Michigan area, unless such relocation is mutually agreed upon by Executive and the Company;

              (f) any requirement by the Company that Executive travel away from his office in the course of his duties significantly more than what is customary to the industry; and

              (g) without limiting the generality or effect of the foregoing, any other material breach of this Agreement by the Company or any successor thereto or transferee of substantially all the assets thereof.

    C. CAUSE. If Executive is dismissed by the Company for Cause, he will not be entitled to payments or benefits provided under paragraph A of Article V above. "Cause" means only the willful commission by Executive of theft, embezzlement or other serious and substantial crimes against the Company. For purposes of this definition, no act or omission shall be considered to have been "willful" unless it was not in good faith and Executive had knowledge at the time that the act or omission was not in the best interest of the Company.

    D. DISPUTE. If Executive's employment is alleged to be terminated for Cause or if Executive's right to resign under paragraph B of
         Article V is disputed, Executive may initiate binding arbitration in St. Joseph, Michigan, before the American


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         Arbitration Association by serving a notice to arbitrate upon the
         Company or, at Executive's election, institute judicial proceedings, in either case within 90 days of the effective date of his termination or, if later, his receipt of notice of termination, or such longer period as may be reasonably necessary for Executive to take such action if illness or incapacity should impair his taking such action within the 90-day period. The Company agrees to pay the costs and expenses (including fees of counsel to Executive of any such arbitration and/or judicial proceedings, including Executive's counsel fees).

    E. DEATH OR DISABILITY. Termination of employment due to death or disability of Executive will not be considered a termination for purposes of this Article V.

    F. BENEFICIARY. If Executive dies following a termination of employment which entitled him to benefits under this Article V but prior to receipt of all such benefits, his beneficiary (as designated to the Company in writing) or, if none, his estate, will be entitled to receive all unpaid amounts due hereunder.

VI. NO OBLIGATION TO MITIGATE

    There shall be no requirement on the Executive's part to seek other employment or otherwise mitigate in order to be entitled to the full amount of any payments or benefits hereunder.

VII.     LIMITATION ON SEVERANCE COMPENSATION

    A. REDUCTION. Notwithstanding any other provision of this Agreement, the payments or benefits to which Executive will be entitled under Article V of this Agreement, plus any payments payable to Executive outside this Agreement which are determined to be in the nature of compensation for purposes of whether payment of a "parachute payment" has occurred under Section 280G(b)(2) of the Code, or the applicable regulations will be reduced to the extent necessary so that Executive will not be liable for the federal excise tax levied on certain "excess parachute payments" under section 4999 of the Code.

    B. EXECUTIVE DETERMINATION. If a reduction is made pursuant to paragraph A of this Article VII, Executive will have the right to determine which payments and benefits will be reduced.

VIII.    EXPENSES

    It is the intent of the Company that the Executive not be required to incur any expenses associated with the enforcement of his rights under this Agreement by legal action or arbitration proceeding because the cost and expenses thereof would substantially detract from the benefits intended to be extended to the Executive hereunder. Accordingly, if Executive determines in good faith that the Company has failed to comply with any of its obligations under this Agreement, or if the Company or any other person takes any action to declare this Agreement void or unenforceable, or institutes any legal action or arbitration proceedings designed to deny Executive, or to recover from him, the benefits


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    intended to be provided hereunder, or in the event of action instituted as contemplated by paragraph D of Article V above, the Company irrevocably authorizes Executive from time to time to retain counsel of his choice, at the expense of the Company as hereafter provided, to represent Executive in connection with any and all actions and proceedings, whether by or against the Company which may adversely affect Executive's rights under this Agreement. In addition, notwithstanding any existing or prior attorney-client relationship between the Company and such counsel, the Company irrevocably consents to Executive's entering into an attorney-client relationship with such counsel and agrees that a confidential relationship shall exist between Executive and such counsel. Without limiting the effect of paragraph D of Article V above or of the foregoing provisions of this Article VIII, the Company shall pay or cause to be paid and shall be solely responsible for any and all attorneys' and related fees and expenses incurred by Executive as a result of the Company failure to perform under this Agreement.

IX. MERGER OR ACQUISITION

    A. ASSUMPTION. If the Company is at any time before or after a Change of Control merged with or consolidated into or with any other corporation or other entity (whether or not the Company is the surviving entity), or if substantially all of the assets of the Company are transferred to another corporation or other entity, the corporation or other entity resulting from such merger or consolidation, or the acquirer of such assets, shall (by agreement in form and substance satisfactory to Executive) expressly assume the obligations of the Company under this Agreement. In any event, however, the provisions of this Agreement shall be binding upon and inure to the benefit of the corporation or other entity resulting from such merger or consolidation or the acquirer of such assets, and this Article IX will apply in the event of any subsequent merger or consolidation or transfer of assets.

    B. BENEFITS AFTER MERGER. In the event of any merger, consolidation or sale of assets described above, nothing contained in this Agreement will detract from or otherwise limit Executive's right to or privilege of participation in any stock option or purchase plan or any bonus, profit sharing, pension, group insurance, hospitalization or other incentive or benefit plan or arrangement which may be or become applicable to executives of the corporation resulting from such merger or consolidation or the corporation acquiring such assets of the Company.

    C. SUCCESSOR ENTITY. In the event of any merger, consolidation or sale of assets described above, references to the Company in this Agreement shall unless the context suggest otherwise be deemed to include the entity resulting from such merger or consolidation or the acquirer of such assets of the Company.

X.  WITHHOLDING

    All payments required to be made by the Company hereunder to Executive or his dependents, beneficiaries or estate will be subject to the withholding of such amounts relating to tax and/or other payroll deductions as may be required by law.


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XI. AMENDMENT

    A. No amendment, change or modification of this Agreement may be made except in writing, signed by all parties.

XII.     GENERAL

    A. ENTIRE AGREEMENT. This Agreement supersedes all other agreements previously made between the parties relating to its subject matter. There are no other understandings or agreements.

    B. NOTICE. Any notice to be delivered in the furtherance of this Agreement shall be given in writing and delivered, personally or by certified mail, postage prepaid, addressed to the Company or to Executive at their last known address.

    C. NON-WAIVER. No delay or failure by either party to exercise any right under this Agreement, and no partial or single exercise of that right, shall constitute a waiver of that or any other right.

    D. HEADINGS. Headings in this Agreement are for convenience only, and shall not be used to interpret or construe its provisions.

    E. GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the law of the State of Michigan. In the event any of the provisions of this Agreement are determined by a court of law to be void or unenforceable, then the remaining provisions shall be interpreted to give the fullest effect possible to the stated intentions of this Agreement.

    F. MODIFICATION. This Agreement may be terminated or modified only upon the written agreement of the Company and Executive.

XII.     ACKNOWLEDGEMENTS

    The parties to this Agreement acknowledge and certify that full and fair consideration has been given for the promises made, that they have had an opportunity to review this Agreement with the advisors of their choice, and that, when signing on behalf of Pinnacle or the Bank, they have full authority to enter into this Agreement and so bind those organizations.


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    The effective date of this amended Agreement shall be April 30, 1996.


                              /s/ David W. Kolhagen
                              ---------------------------------------
                              David W. Kolhagen


                              PINNACLE FINANCIAL SERVICES, INC.


                              By:  /s/ Richard L. Schanze
                                 -------------------------------------
                                      Richard L. Schanze


                              By:  /s/ Terrence A. Friedman
                                 ------------------------------------
                                      Terrence A. Friedman
                                      Its:  Chairman and Director, respectively


                              PINNACLE BANK, a Michigan Banking Corporation, Formerly PEOPLES STATE BANK OF ST. JOSEPH


                              By:  /s/ Richard L. Schanze
                                 ------------------------------------
                                      Richard L. Schanze


                              By:  /s/ Terrence A. Friedman
                                 ------------------------------------
                                      Terrence A. Friedman
                                      Its:  Chairman and Director, respectively



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